Exhibit 16.1

April 4, 2012

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Halcon Resources Corporation’s Form 8-K dated April 4, 2012, and we agree with the statements made therein.

Yours truly,

/s/ UHY LLP

Houston, Texas